As filed with the Securities and Exchange Commission on September 25, 2013

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________

CERES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		33-0727287 (I.R.S. Employer Identification Number)
1535 Rancho Conejo Boulevard Thousand Oaks, CA 91320

(Address of Registrant's principal executive offices)

Amended and Restated Ceres, Inc. 2011 Equity Incentive Plan

(Full title of the plan)

_______________

Richard Hamilton

President and Chief Executive Officer
Ceres, Inc.
1535 Rancho Conejo Boulevard
Thousand Oaks, CA 91320
(805) 376-6500

(Name, address and telephone number of agent for service)

_______________

Copies to:

Danielle Carbone, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Tel: (212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share:	1,500,000	$1.21	$1,815,000	247.57

(1)	Additional shares of common stock of Ceres, Inc. (the "Registrant"), par value $0.01 per share (the “Common Stock”), that are available for grant under the Amended and Restated Ceres, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), as approved by the Registrant’s stockholders at its Annual Meeting of Stockholders on February 8, 2013. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares that become issuable under the 2011 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares.

(2)	Estimated solely for purposes of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share is based on the reported average of the high and low prices for the Registrant's Common Stock on the Nasdaq Global Market on September 20, 2013.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registrant's Registration Statement on Form S-8 filed February 27, 2012 (Commission File No. 333- 179739) are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California on September 25, 2013.

CERES, INC.

By:	/s/ Paul Kuc
Name: Paul Kuc
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Richard Hamilton, Ph.D. and Paul Kuc as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on September 25, 2013, in the capacities indicated.

Signature	Title
/s/ Richard Hamilton ____________________ Richard Hamilton, Ph.D.	President and Chief Executive Officer, Director (Principal Executive Officer)
/s/ Paul Kuc ____________________ Paul Kuc	Chief Financial Officer (Principal Financial Officer and Accounting Officer)
/s/ Walter De Logi ____________________ Walter De Logi, Ph.D.	Chairman of the Board of Directors
/s/ Pascal Brandys ____________________ Pascal Brandys	Director
/s/ Raymond Debbane ____________________ Raymond Debbane	Director
/s/ Richard Flavell ____________________ Richard Flavell, Ph.D.	Director

Signature	Title
/s/ Robert Goldberg ____________________ Robert Goldberg, Ph.D.	Director
/s/ Thomas Kiley ____________________ Thomas Kiley	Director
/s/ Steven Koonin ____________________ Steven Koonin	Director
/s/ David B. Krieger ____________________ David B. Krieger	Director
/s/ Cheryl Morley ____________________ Cheryl Morley	Director
/s/ Edmund Olivier ____________________ Edmund Olivier	Director

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Document
4.1	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated April 12, 2012).

4.2	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated April 12, 2012).

4.3	Amended and Restated Ceres, Inc. 2011 Equity Incentive Plan (incorporated by reference to Registrant’s Current Report on Form 8-K dated February 13, 2013).

5.1	Opinion of Shearman & Sterling LLP*

23.1	Consent of KPMG LLP, independent registered public accounting firm for the Registrant.*

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).*

* Filed herewith.